UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  October 16, 2023
Commission file number 0-21513
DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5301 Hollister			(713)	996-4700
Houston,	Texas	77040
(Address of principal executive offices)			(Registrant’s telephone number, including area code)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock par value $0.01	DXPE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2023 (the “Closing Date”), DXP Enterprises, Inc. (the “Company”) entered into an amendment (the “Term Loan Amendment”), by and among the Company, certain of the Company’s subsidiaries, as guarantors (the “Guarantors”), the incremental lenders party thereto and Goldman Sachs Bank USA as agent (the “Agent”).

The Term Loan Amendment amends and supplements that certain Term Loan and Security Agreement, dated as of December 23, 2020, as amended by Amendment No. 1 and Joinder Agreement to Term Loan and Security Agreement, dated as of November 22, 2022, among the Company, the Guarantors, the incremental lenders party thereto and the Agent (as further amended by the Term Loan Amendment, and as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among the Company, the Guarantors, the lenders party thereto and the Agent (all as defined therein). The Term Loan Amendment provides for a $550.0 million term loan (the “Term Loan Facility”) to (i) refinance all existing term loans under the Term Loan Agreement outstanding immediately prior to the effectiveness of the Amendment, (ii) finance permitted acquisitions, (iii) pay fees and expenses associated with such transactions and (iv) use for general corporate purposes.

Subject to the conditions set forth in the Term Loan Agreement, the Term Loan Facility may be increased by incremental term loans in an aggregate amount not to exceed (i) $100.0 million, in minimum increments of $10.0 million, plus (ii) secured and unsecured amounts if certain financial tests are met. The full terms of any incremental loans, including weighted average time to maturity, will be set forth in a joinder agreement to be completed at the time of borrowing.

The Term Loan Facility will mature on October 13, 2030 and is subject to quarterly amortization equal to 0.25% of the initial principal amount thereof, and with respect to any incremental term loans, as provided in their respective joinder agreements. Interest shall accrue on outstanding borrowings under the Term Loan Agreement at a rate equal to Term SOFR (with a floor of 1.00%) plus 4.75%, or base rate plus 3.75%, and interest accruing at the Term SOFR rate is payable at the end of the applicable interest rate period (but at least, each three months), and interest accruing at the base rate is payable on the last business day of each calendar quarter.

The Term Loan Facility is guaranteed by each of the Company’s direct and indirect material wholly owned subsidiaries, other than any of the Company’s Canadian subsidiaries and certain other excluded subsidiaries (the “Guarantors”). The Term Loan Facility is secured by substantially all of the assets of the Company and the Guarantors; provided, that the Term Loan Facility is not secured by any liens on more than 65% of the voting stock of the Company’s non-U.S. subsidiaries or assets of the non-U.S. subsidiaries.

The Term Loan Agreement contains representations and warranties and affirmative and negative covenants that are usual and customary, including representations, warranties and covenants that, among other things, restrict the ability of the Company and its subsidiaries to incur additional debt, incur or permit liens on assets, make investments and acquisitions, consolidate or merge with any other company, engage in asset sales, pay dividends, and make distributions. The Term Loan Agreement contains a financial covenant restricting the Company from allowing its ratio of consolidated borrowed money secured debt to consolidated EBITDA for any trailing four-fiscal quarter period to exceed certain levels set forth in the Term Loan Agreement. Obligations under the Term Loan Agreement may be accelerated upon certain customary events of default (subject to notice and grace periods, as appropriate), including among others: nonpayment of principal, interest or fees; breach of the affirmative or negative covenants; breach of the representations or warranties in any material respect; event of default under, or acceleration of, other material indebtedness; bankruptcy or insolvency; material judgments entered against the Company or any of its subsidiaries; invalidity or unenforceability of any security documentation associated with the Term Loan Facility; and a change of control of the Company. Subject to a six-month no call period following the Closing Date, the term loans may be voluntarily prepaid without penalty or premium. The term loans are subject to mandatory prepayments for assets sales, insurance and condemnation events, incurrence of certain debt and a percentage of excess cash flow, subject to a reduction of the percentage upon meeting certain financial tests. Mandatory prepayments are subject to customary threshold and re-investment of proceeds requirements.

Concurrently with closing the Term Loan Amendment, on the Closing Date, the Company also entered into an amendment (the “ABL Amendment”), by and among the Company, certain of the Company’s US subsidiaries, as borrowers (the “US Borrowers”), certain of the Company’s Canadian subsidiaries, as borrowers (the “Canadian Borrowers”), the lenders party thereto and Bank of America, N.A., as agent (the “ABL Agent”). The ABL Amendment amends and supplements that certain Amended and Restated Loan and Security Agreement, dated as of July 19, 2022, as amended by the First Amendment to Amended and Restated Loan and Security Agreement, dated as of November 22, 2022, among the Company, the US Borrowers, the Canadian Borrowers, the lenders party thereto and the ABL Agent (as further amended by the ABL Amendment, and as amended, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by and among the Company, the US

Borrowers, the Canadian Borrowers, the lenders party thereto and the ABL Agent (all as defined therein). The ABL Amendment provides for, among other things, conforming changes to permit the Term Loan Amendment.

The foregoing description is only a summary of the material provisions of each of the Term Loan Amendment and ABL Amendment and is qualified in its entirety by reference to a copy of each of the Term Loan Amendment and ABL Amendment, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Term Loan Amendment or ABL Amendment, as context requires.

The foregoing description is only a summary of the material provisions of each of the Term Loan Amendment and ABL Amendment and is qualified in its entirety by reference to a copy of each of the Term Loan Amendment and ABL Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Term Loan Amendment or ABL Amendment, as context requires.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 8.01. Other Events.

On October 16, 2023,the Company issued a press release announcing its entry into the Term Loan Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 2 and Joinder Agreement to Term Loan and Security Agreement, dated as of October 13, 2023, among the Company, certain subsidiaries of the Company, as guarantors, the incremental lenders party thereto and Goldman Sachs Bank USA, as agent.

10.2
Second Amendment to Amended and Restated Loan and Security Agreement, dated as of October 13, 2023, among the Company, certain of the Company’s US subsidiaries, a borrowers, certain of the Company’s US subsidiaries, as guarantors, certain of the Company’s Canadian Subsidiaries, as borrowers, the lenders party thereto and Bank of America, N.A., as agent.

99.1	Press Release, dated October 16, 2023, announcing the Company’s entry into the Term Loan Amendment.
104	Cover Page Interactive Data File – The cover page iXBRL tags from this Current Report on Form 8-K are embedded within the iXBRL document.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        DXP ENTERPRISES, INC.

October 17, 2023	By: /s/ Kent Yee
Kent Yee
Senior Vice President/Finance and Chief Financial Officer

By: /s/ David Molero Santos
David Molero Santos
Vice President/Finance and Chief Accounting Officer